UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

DXC TECHNOLOGY COMPANY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2017, DXC Technology Company, a Nevada corporation (“DXC”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ultra SC Inc., a Nevada corporation and a direct, wholly owned Subsidiary of DXC (“Ultra SpinCo”), Ultra First VMS Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Ultra SpinCo (“Vencore Merger Corp”), Ultra Second VMS LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Ultra SpinCo (“Vencore Merger LLC”), Ultra KMS Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Ultra SpinCo (“KeyPoint Merger Sub”), Vencore Holding Corp., a Delaware corporation (“Vencore”), KGS Holding Corp., a Delaware corporation (“KeyPoint”), The SI Organization Holdings LLC, a Delaware limited liability company (the “Vencore Stockholder”), and KGS Holding LLC, a Delaware limited liability company (the “KeyPoint Stockholder”).

The following description of the Merger Agreement, and the transactions contemplated thereby, are included to provide you with information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreement, which it attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement provides that, at closing, KeyPoint Merger Sub will merge with and into KeyPoint (the “KeyPoint Merger”), with KeyPoint surviving the KeyPoint Merger, and concurrently Vencore Merger Corp will merge with and into Vencore (the “First Vencore Merger”), with Vencore surviving the First Vencore Merger, and immediately after the KeyPoint Merger and First Vencore Merger, Vencore will merge with and into Vencore Merger LLC (the “Second Vencore Merger” and, together with the KeyPoint Merger and the First Vencore Merger, the “Mergers”), with Vencore Merger LLC surviving the Second Vencore Merger.

The Mergers will occur after the consummation by DXC of the following steps, all taken pursuant to a Separation and Distribution Agreement to be entered into by and between DXC and Ultra SpinCo (the “Distribution Agreement”):

(1) DXC will transfer certain subsidiary entities holding its United States Public Sector business to Ultra SpinCo (the “Separation”),

(2) DXC will receive $1.05 billion in consideration from Ultra SpinCo via a cash distribution and/or assumed debt of DXC (the “Distribution Consideration”), and

(3) DXC will distribute to its stockholders all of the issued and outstanding shares of common stock, par value $0.01 per share, of Ultra SpinCo by way of a pro rata dividend (the “Distribution”).

At the effective time of the KeyPoint Merger, all of the outstanding shares of KeyPoint common stock will be converted into the right to receive, in the aggregate, merger consideration consisting of shares of Ultra SpinCo common stock representing approximately 2.65% of the total number of shares of Ultra SpinCo common stock outstanding (on a fully diluted basis) immediately after the effective time of the Mergers.

At the effective time of the First Vencore Merger, all of the outstanding shares of Vencore common stock will be automatically converted into the right to receive, in the aggregate, merger consideration consisting of (i) $400,000,000.00 in cash and (ii) shares of Ultra SpinCo common stock representing approximately 11.38% of the total number of shares of Ultra SpinCo common stock outstanding (on a fully diluted basis) immediately after the effective time of the Mergers.

The consummation of the Mergers is subject to certain customary and other conditions, including (i) the completion of the Separation, the payment of the Distribution Consideration, and the completion of the Distribution, (ii) the expiration of the applicable waiting period under the HSR Act, (iii) the effectiveness of the registration statement to be filed with the SEC and the approval for listing on the NYSE or the NASDAQ Global Market of the shares of Ultra SpinCo common stock to be issued in the Distribution, (iv) the accuracy of the parties’ representations and warranties and the performance of their respective covenants contained in the Merger Agreement, and (v) receipt of an opinion from DXC counsel that the Distribution should qualify as a tax-free spin-off.

The Merger Agreement contains customary and other representations, warranties and covenants, including a covenant for DXC and Ultra SpinCo to use reasonable best efforts to consummate and make effective the Separation and payment of the Distribution Consideration contemplated by the Distribution Agreement in accordance with its terms prior to October 1, 2018.

The Merger Agreement contains certain termination rights for DXC, Vencore and KeyPoint. The Merger Agreement further provides that, if the Distribution is not completed in accordance with the terms and conditions of the Separation Agreements on or before October 1, 2018, a termination fee of $50,000,000 may be payable by DXC to Vencore and KeyPoint upon termination of the Merger Agreement under specified circumstances.

The agreements that will govern the terms of the Separation will be entered into prior to the completion of the Separation and Mergers, including the Distribution Agreement, an Employee Matters Agreement, an Intellectual Property Matters Agreement, a Non-U.S. Agency Agreement, a Real Estate Matters Agreement, a Tax Matters Agreement, and a Transition Services Agreement.

In addition, on October 11, 2017, Ultra SpinCo, the Vencore Stockholder, the KeyPoint Stockholder and Veritas Capital Fund Management, L.L.C. (“Veritas”) entered into a Side Letter (the “Sponsor Side Letter”) pursuant to which Ultra SpinCo will grant the Vencore Stockholder and the KeyPoint Stockholder certain registration rights following the Mergers and Ultra SpinCo will grant Veritas the right to designate one individual for nomination to the board of directors of Ultra SpinCo following the Mergers.

All statements in this report that do not directly and exclusively relate to historical facts constitute forward-looking statements, including statements regarding our intention to separate the company into two, independently publicly traded companies and expected benefits to be realized as a result of the separation. There is no assurance as to the timing of the separation or whether it will be completed. These statements represent DXC Technology’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. These statements are subject to risks, uncertainties, and other factors, many outside of DXC’s control, that could cause actual results to differ materially from the results described in such statements. For a description of these factors, please see DXC’s most recent Quarterly Report on Form 10-Q.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of October 11, 2017 by and among DXC Technology Company, Ultra SC Inc., Ultra First VMS Inc., Ultra Second VMS LLC, Ultra KMS Inc., Vencore Holding Corp., KGS Holding Corp., The SI Organization Holdings LLC and KGS Holding LLC.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated October 13, 2017

2.1	Agreement and Plan of Merger dated as of October 11, 2017 by and among DXC Technology Company, Ultra SC Inc., Ultra First VMS Inc.,Ultra Second VMS LLC, Ultra KMS Inc., Vencore Holding Corp., KGS Holding Corp., The SI Organization Holdings LLC and KGS Holding LLC.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Date: October 13, 2017	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Chief Financial Officer